SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           -----------------------


                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) of the

                       SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): AUGUST 19, 1996


              NORTH AMERICAN ENERGY OF DELAWARE, INC.
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             (Exact name of registrant as specified in charter)


         DELAWARE                  0-85818          95-3111611
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(State or other jurisdiction     (Commission       (IRS employer
    of incorporation)            file number)   identification no.)

                        555 MADISON AVENUE
                        22ND FLOOR
                        NEW YORK, NEW YORK, 10022
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(Address of principal executive offices)   (Zip code)



Registrant's telephone number, including area code: (212) 980-5050
                                                    --------------



--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)








                        Exhibit Index on Page 5


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



ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

            On August 19, 1996, the registrant filed a voluntary petition under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The matter has been assigned to Bankruptcy Judge Gallet and bears docket number 96B44434. The existing directors and officers remain in possession, subject to the supervision and orders of the Bankruptcy Court. The registrant anticipates filing a plan of reorganization in the near future, as contemplated in the Letter of Intent referred to under Item 5 hereof.






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



ITEM 5.  OTHER EVENTS.

            On August 19, 1996, the registrant entered into a non-binding letter of intent ("Letter of Intent") with Alliance Research Corporation, a California corporation ("Alliance"), pursuant to which the registrant and Alliance indicated their intent to merge. Prior to the merger, Alliance proposes to reincorporate in Delaware under the name "ORA Electronics, Inc." ("ORA"), which would be the surviving corporation in the merger. A copy of the Letter of Intent is attached hereto as Exhibit A. Such merger would be part of registrant's plan of reorganization referred to under Item 3 hereof and, as such, subject to approval by the Bankruptcy Court.

            The Letter of Intent contemplates that the existing stockholders of ORA will hold 5,000,000 shares of the Common Stock, $.001 per share, of ORA ("ORA Common") after the merger and that not less than 350,000 shares of ORA Common will be issued to creditors and holders of stock interests in the registrant. Of the latter shares, it is currently estimated that 107,500 shares of ORA Common would be issued to creditors and that the balance would be issued in exchange for outstanding stock interests. In addition, the Letter of Intent contemplates that Warrants would be issued to creditors and holders of stock interests in the registrant, entitling the holders thereof to purchase ORA Common at the following exercise prices per share and during the following periods after a reorganization plan becomes effective:

                         AGGREGATE      EXERCISE   EXERCISE
            WARRANTS       NUMBER         PRICE     PERIOD
            --------       ------         -----     ------
            Class         400,000        $ 5.00    180 days

            Class         600,000         10.00    18 months

            Class         500,000         15.00    36 months

            Class         700,000         20.00    60 months

All numbers of shares and Warrants to be issued would be rounded up to the next higher of multiple of 100 shares or the right to purchase 100 shares, with the shares and warrants necessary to accomplish such rounding being in addition to those otherwise issuable as provided in the Letter of Intent.









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





                                 SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              NORTH AMERICAN ENERGY OF DELAWARE,
                              INC.



Date: August 20, 1996         By:   /S/ R. L. BURKE
                                 ---------------------
                                  Raymond L. Burke
                                  President






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
                                 EXHIBIT INDEX
                                 -------------



Exhibit             Description                                  Page
------------------------------------------------------------------------

 A                  Letter of Intent                               6

                                EXHIBIT A
                                ---------


                     ALLIANCE RESEARCH CORPORATION
                        9410 Owensmouth Avenue
                     Chatsworth, California 91313
                            (818) 772-2700
                         (818) 718-8626 (Fax)


                            August 16, 1996



VIA TELECOPIER

Mr. Raymond L. Burke
President
North American Energy of Delaware, Inc.
300 Fairfield Road
Fairfield, New Jersey 07004-1932



Dear Ray:

     This letter set forth our preliminary understanding with respect to this terms of the proposed merger of North American Energy of Delaware, Inc. ("North American") into ORA Electronics, Inc., a Delaware corporation ("ORA"), the successor in interest to Alliance Research Corporation, a California corporation ("Alliance"). Based upon our prior informal discussions, we at Alliance believe that this letter will serve as a basis for the terms of a transaction (the "Transaction").

     1.   The basic terms of our Transaction are as follows:

           (a) At the earliest possible date North American will file a voluntary petition pursuant to Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") in an appropriate jurisdiction.

           (b) All expenses incurred by North American and all expenses of the bankruptcy case will be borne by North American's existing shareholders and directors. If the Transaction is completed, each such person shall be entitled to options to purchase from the Reorganized Debtor (as hereinafter defined) after the effective date ("Effective Date") of the Plan of Reorganization ("Plan"), for $3.50 per share, one share of the common stock (as hereinafter defined) for reach $3.50 of expenses so paid prior to the Effective Date. The options issued pursuant to his provisions will be for a maximum of 2,200 shares of Common Stock.

           (c) Immediately prior to the Effective Date, Alliance will effect its reincorporation in Delaware by a merger into ORA. ORA will the surviving corporation of such merger and will succeed to all of Alliance's assets and liabilities pursuant thereto and will conduct Alliance's business.

Mr. Raymond L. Burke
August 16, 1996
Page 2


           (d)    On the Effective Date, North American will merge into
                  ORA (the "Reorganized Debtor"). The present management of Alliance will continue as management of the Reorganized Debtor.

           (e) The authorized stock of the Reorganized Debtor will be 30 million shares of common stock, $.001 par value
                  ("Common Stock") and 5 million shares of preferred stock, $.001 par value (with such rights, preferences and privileges as designated by the Board of Directors).

           (f) D.L.S. Financial Services ("D.L.S.") will be entitled, subject to approval of the Bankruptcy Court, to an approved administrative claim for services composed of 100,000 shares of the Common Stock as well as 8,000
                  Class A Warrants, 12,000 Class B Warrants, 10,000 Class
                  C Warrants and 14,000 Class D Warrants.  Counsel for
                  North American will prepare and file all required documents to employ D.L.S. as a professional in the bankruptcy case or will include such provisions in the Plan ad deemed necessary to accomplish this Plan provision or allowed administrative claim.

           (g) The Plan will permit 250,000 shares of the Common Stock to be distributed to creditors and other paries in interest in North American. IN addition to the Common Stock, such persons will also receive 392,000 Class A Warrants, 588,000 Class B Warrants, 490,000 Class C Warrants, and 686,000 Class D Warrants. The Plan will contain specific provisions to reserve the shares underlying all classes of warrant so as to make them free trading under Section 1145 of the Bankruptcy Code upon the exercise of such warrants by the holder.

           (h) All classes of securities contemplated for distribution to creditors and other parties in interest in the Plan will be distributed pro-rata to each class of claimant as specified under the Plan. The Plan will contain a specific provision that provides that the holders of the Common Stock and Warrants of the initial holders shall be rounded to the next higher round lot. Shares to be issued to accomplish such roundings shall be in addition to 250,000 shares of Common Stock referred to in subparagraph (g) above. By way of example should be the pro-rata distribution result in a holder being allocated 51 shares then such holder shall be entitled to receive an additional 49 shares thereby making his initial holdings of the Common Stock equal to 100 shares.

Mr. Raymond L. Burke
August 16, 1996
Page 3


           (i) The current shareholder of Alliance will hold 5 million shares of Common Stock with certain registration rights. Immediately following the Effective Date, the Reorganized Debtor will issue approximately 835,000 shares of the Common Stock for payment in full of approximately
                  $4,154,079 in principal and accrued interest outstanding under three (3) promissory notes held by an unaffiliated third party. ORA intends to adopt a stock option plan for its employees, consultants and directors in the near future which plan will continue under the Reorganized Debtor. In addition, prior to or simultaneously with the Effective Date, ORA may distribute, in the form of debt and/or cash, its S Corporation earnings, if any, to its sole shareholder.

           (j) It is contemplated that all shares, warrants and shares reserved for issuance pursuant to the Warrants will be issued pursuant to the exemption from registration in
                  Section 1145 of the Bankruptcy Code and will be free trading to the extent provided therein, subject to applicable Blue Sky Laws.

     2. The obligation of the parties to effect the Transaction will be subject to the definitive documentation, including, but not limited to a Disclosure Statement, Plan of Reorganization, Merger Agreement, etc. in a form and in substance acceptable to the parties, and subject to the approval of the Bankruptcy Court.

     3. All parties agree that they will maintain in confidence pursuant the Confidentiality Agreement previously executed, all confidential information disclosed to on another during the course of negotiations and as the Transaction progresses.

     4. The timing and text of any announcement or statement pertaining to the subject matter of this letter shall be mutually agreed to by North American and Alliance.

     5. Except as otherwise provided above, each party shall bear its own out-of-pocket expenses incurred in connection herewith including, without limitation, all legal, accounting, printing, investing banking, travel and other similar fees and expenses. Such expenses of North American shall have been paid prior to the Effective Date.

     6. Except for OLS, each party represents that it has not engaged any broker, finder or similar agent that would be entitled to any commission or other fee in connection with the Transaction. Exempt as to OLD, each party shall indemnify and hold harmless the other from any and all brokerage commission, finder's fee or similar payment in respect to the Transaction.

Mr. Raymond L. Burke
August 16, 1996
Page 4


     7. This letter is not intended to be, and shall not constitute, a binding or enforceable agreement between the parties hereto.
          Instead, it merely sets forth our present intentions with respect to the terms proposed, which terms may or may not become part of a definitive agreement, as a basis for future negotiations. It is not based on any existing Agreement between the parties, and is not intended to impose any obligation whatsoever on either party. Except for the provisions of paragraphs 3, 4, 5 and this paragraph (which are intended to be binding agreements of this parties), no legal or equitable rights, responsibilities or duties are created hereby. Neither party may reasonably rely on any promise inconsistent with this paragraph.

          If this letter or intent is satisfactory to you as a basis for proceeding toward a Transaction, please sign and return the enclosed copy of this letter.

          We look forward to working with you.

                                    Very truly yours,


                                    /s/ Gershon N. Cooper

                                    Gershon N. Cooper,
                                    President
                                    Alliance Research Corporation


AGREED AND ACCEPTED TO THIS
19th          August
------ DAY OF -------, 1996


NORTH AMERICAN ENERGY OF DELAWARE, INC.


By: /s/ R. L. Burke
    -------------------------------
    Its: Pres.
         --------------------------




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